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                                                              Exhibit 2.3b

                                 AMENDMENT NO. 2
                                     TO THE
                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT


         This AMENDMENT NO. 2 TO THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of April 30, 1998, is made as of July 8, 1998 by and among SUPERSHUTTLE INTERNATIONAL, INC., a Delaware corporation ("SuperShuttle"); AAA WHEELCHAIR WAGON SERVICES, INC., a Florida corporation ("AAA"); WHEELCHAIR AMBULANCE OF HOLLYWOOD, INC., a Florida corporation ("Wheelchair Ambulance"); LIMOUSINES OF SOUTH FLORIDA, INC., a Florida corporation ("LSF"); A1A SNOWBIRD LEASING, INC., a Florida corporation ("Snowbird"); and Karen Caputo (the "Shareholder").

         Section 5.2(a) of the Agreement is hereby amended and restated in its entirety as follows:

         (a) The Share Exchange shall be rescinded automatically without further notice (the "Recision") upon the occurrence of any of the following events: (i) if SuperShuttle does not file a registration statement for an initial public offering on Form S-1 with the SEC by June 8, 1998 to register for sale shares of SuperShuttle Common Stock; (ii) if the SEC does not declare such registration statement effective by August 17, 1998; or (iii) if the underwritten initial registration statement for an initial public offering on a firm commitment basis does not close by August 31, 1998, providing a per share offering price to the public of at least $6.50.

IN WITNESS WHEREOF, SuperShuttle, AAA, Wheelchair Ambulance, LSF, Snowbird and the Shareholder have caused this Amendment No. 2 to be executed on the date first written above by their respective officers thereunder duly authorized.

                                        SUPERSHUTTLE INTERNATIONAL, INC.,
                                         a Delaware corporation



                                        By: /s/ Thomas C. LaVoy
                                            ------------------------------------
                                        Thomas C. LaVoy, Chief Financial Officer


                                        AAA WHEELCHAIR WAGON SERVICES,
                                         INC., a Florida corporation



                                        By:/s/ Karen Caputo
                                           ------------------------------------
                                          Karen Caputo, President
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                                        WHEELCHAIR AMBULANCE OF
                                         HOLLYWOOD, INC., a Florida corporation



                                        By:/s/ Karen Caputo
                                           ------------------------------------
                                          Karen Caputo, President


                                        LIMOUSINES OF SOUTH FLORIDA, INC.,
                                         a Florida corporation



                                        By:/s/ Karen Caputo
                                           ------------------------------------
                                          Karen Caputo, President


                                        A1A SNOWBIRD LEASING, INC.,
                                         a Florida corporation



                                        By:/s/ Karen Caputo
                                           ------------------------------------
                                          Karen Caputo, President


                                        SHAREHOLDER



                                        /s/ Karen Caputo
                                        ------------------------------------
                                        Karen Caputo